AMENDMENT OF EMPLOYMENT AGREEMENT

        This Agreement is made effective the 31st day of December, 2004, between Coeur d' Alene Mines Corporation ("Company"), and Harry F. Cougher ("Employee").

WITNESSETH:

        The parties hereto desire to amend that certain Employment Agreement heretofore made between Employee and Coeur Silver Valley, Inc., which Employment Agreement is dated April 15, 2003 (“Employment Agreement”). The amendments are set forth below.

        In consideration of the mutual promises and covenants herein contained to be kept and performed by the parties hereto, the parties agree as follows:

1.     Paragraph 1. of the Employment Agreement is hereby amended to make Coeur d’ Alene Mines Corporation the contracting party as “Company”. In addition, said paragraph is amended to make the title of the position held by Employee “Sr. Vice President-North American Operations”.

2.     Paragraph 2. of the Employment Agreement is hereby amended to make the term of employment from the effective date written above through June 30, 2006.

3.     Paragraph 3.(a) of the Employment Agreement is hereby amended to make the base salary $190,000 annually.

4.     Other than the amendments specified above, the parties agree that the Employment Agreement governs the rights, duties and obligations between them, and that this Agreement sets forth the amendments to the Employment Agreement on the effective date of this Agreement.

        IN WITHNESS WHEREOF the parties hereto set their hands effective on the date first written above.

Coeur d’ Alene Mines Corporation

By /s/ DENNIS E. WHEELER	/s/ HARRY F. COUGHER
Dennis E. Wheeler	Harry F. Cougher